SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported): February 19, 2001
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                            MAXX INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

          UTAH                         000-26971                 87-0284871
          ----                         ---------                 ----------
(State or other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


                            Maxx International, Inc.
                  c/o Solomon Broadcasting International, Inc.
                               130 El Camino Drive
                             Beverly Hills, CA 90212
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (301) 205-6220
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         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On February 19, 2001, Maxx International, Inc. (the "Company") entered into a Confidential Settlement and Purchase Agreement and Mutual Release of Claims (the "Confidential Agreement") by and between the Company; Compulsion, Inc. ("Compulsion"), a Delaware corporation; Doyle Capital Management Limited, a sole proprietorship owned and operated by Walter Doyle ("Doyle Capital"); Rick Garson; CPW Associates, Inc., a Nevada corporation ("CPW"); and Maxx Entertainment, LLC ("Maxx Entertainment"). The Company, Compulsion, Doyle Capital, CPW and Maxx Entertainment are hereinafter referred to as the "Parties."

     The terms of the Confidential Agreement provided for the assignment to Compulsion (the "Assignment") of the Company's rights to the commercial and non-commercial exploitation of the prayerbooks (the "Prayerbooks") of the Supreme Pontiff John Paul II ("Pontiff") and to certain trademarks of the Company. The Company has



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also agreed to pay Compulsion a royalty fee equal to 3% (the "3% Royalty Fee")
of its Net Receipts relating to the Company's use of a license for the rights to use the reproduction and likeness or other image of the Pontiff for the use on financial services promotional items.

     In consideration of the Assignment and 3% Royalty Fee, Compulsion agreed to pay the Company $300,000, with $75,000 payable upon court approval of a Stipulation of Settlement (the "Court Approval"), which has been obtained, $50,000 payable on March 15, 2001, and the balance of $175,000 payable on May 15, 2001.

     Additionally, Compulsion will pay a royalty fee equal to 5% of the Net Receipts from the sale of products related to the Prayerbooks (the 5% Royalty Fee") but not less than $600,000 payable on the following dates and in the following amounts: (a) on the first year anniversary of the Court Approval, the excess of $100,000 over the aggregate royalties previously paid, (b) on the second year anniversary of the Court Approval, the excess of $350,000 over the aggregate royalties previously paid, (c) on the third year anniversary of the Court Approval, the excess of $600,000 over the aggregate royalties paid.

     Further, Compulsion also agreed to assume certain debts of the Company.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: March 5, 2001
                                                    MAXX INTERNATIONAL, INC.


                                                         /s/ ADLEY SAMSON
                                                    ----------------------------
                                                      Adley Samson, Secretary